SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - December 12,
1997



                       NORTH  FORK BANCORPORATION, INC.
          (Exact name of Registrant as specified in its charter)






Delaware			                       1-10458		            36-3154608
(State or other jurisdiction	   	(Commission		         (IRS Employer
of incorporation)		     	         File Number)		       Identification No.)




275 Broad Hollow Road
Melville, New York					                                  	11747
(Address of principal executive offices)		       	      (Zip Code)





Registrant's telephone number, including area code:  (516) 844-1004


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ITEM 5.    OTHER EVENTS



	North Fork Bancorporation, Inc. announced today that it has
completed the acquisition of Branford Savings Bank.   The
acquisition of Branford has been treated as a tax free exchange and reflected as a purchase for financial reporting purposes.
North Fork  issued approximately 1.3 million shares of Common
Stock at an exchange ratio of 0.1957 shares of North Fork Common Stock for each share of Branford Voting and Non-voting Common
Stock outstanding. North Fork has also made a cash payment of approximately $3.0 million to the holder of all outstanding Branford Warrants in accordance with the terms specified in the Agreement and Plan of Merger.

	At September 30, 1997, Branford had total assets of approximately $180 million, deposits of $162 million, and stockholders' equity of $18 million and operates through five
branch locations in New Haven County, Connecticut.   The press
release, issued by the Registrant on December 9, 1997 and previously filed on Form 8-K dated December 9, 1997, described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS





(a)	Financial Statements of the Business Acquired.
	Not Applicable


(b)	Pro Forma Financial Information
	Not Applicable


(c)	Exhibits
	99.1	Press Release dated December 9, 1997


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                                   SIGNATURE



	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:	December 12, 1997












					NORTH FORK BANCORPORATION, INC.


					By:   /s/  Daniel M. Healy

                Daniel M. Healy
   					        Executive Vice President and
     			        Chief Financial Officer



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Exhibit 99.1







FOR IMMEDIATE RELEASE			                Contact:		North Fork Bancorp
                                         									Daniel M. Healy
                                        									 Executive Vice President &
				                                              Chief Financial Officer
                                         									(516) 298-5000


                                         									Branford Savings Bank
                                         									Gregory R. Shook
                                         									Senior Vice President &
                                         									Secretary




                   	NORTH FORK BANCORPORATION ACQUISITION
           	OF BRANFORD SAVINGS BANK RECEIVES SHAREHOLDER APPROVAL



	Melville, N.Y. - December 9, 1997 - North Fork Bancorporation, Inc. (NYSE: NFB) and Branford Savings Bank (NASDAQ: BSBC) jointly announced today that the shareholders of Branford
Savings Bank have approved the merger of Branford into North
Fork. The closing of the transaction will occur by the end of the year. Branford, with total assets of approximately $180 million, operates through five branch locations in New Haven
County, Connecticut.


	As previously announced on October 7, 1997, a definitive merger agreement was signed with New York Bancorp. Inc. (NYSE: NYB), the parent company of Home Federal Savings Bank, to acquire N.Y.
Bancorp in a stock-for-stock merger valued at approximately $800 million. This transaction, which is subject to shareholder and regulatory approvals, is expected to close in the first quarter of 1998. On a pro forma basis at September 30, 1997, assuming the completion of both acquisitions, North Fork would have approximately $10.1 billion in assets, $5.6 billion in loans, $6.3 billion in deposits and capital of $800 million. Its branch locations will exceed 100 throughout New York and Connecticut.


	North Fork Bancorporation, Inc., with total assets, at September 30, 1997, of $6.6 billion, deposits of $4.5 billion and stockholders' equity of $538 million, or $8.16 in book value per share, is the holding company for North Fork Bank, operating 80 branches in the New York metropolitan area.